 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of  November 30, 2009, between Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), and each person or entity listed as a Purchaser on Schedule I attached to this Agreement (collectively and individually, the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note.

WITNESSETH:

Whereas, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, the 8% Senior Secured Convertible Notes in the aggregate principal amount of up to Ten Million United States dollars (“Dollars”) ($10,000,000), subject to a twenty percent (20%) overallotment in the Company’s sole discretion, substantially in the form attached hereto as Exhibit A (each a “Note” and collectively, the “Notes”) and warrants (the “Warrants”; together with the Notes, the “Securities”) to purchase shares (“Warrant Shares”) of the Company’s common stock par value $.001 (the “Common Stock”) substantially in the form attached hereto as Exhibit B, on the terms and conditions set forth herein (such transactions may be referred to as the “Offering” or the “Transaction”).

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Note

Section 1.1       Issuance of Note.  Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Notes.  Each Note shall be convertible into shares of Common Stock (the “Conversion Shares”) on the terms and conditions contained in the Notes.

Section 1.2       Purchase Price.  The purchase price for the Securities to be acquired by the Purchasers shall be equal to 100% of the face amount of the Notes being acquired (the “Purchase Price”).  The parties hereto agree that for U.S. federal income tax purposes, the issue price of the Notes shall be not less than 99.25% of their principal amount.

Section 1.3       The Closing.  Following the Initial Closing, there may be multiple closings (together with the Initial Closing, each, a “Closing”) hereunder on such other date or dates as the Company and the purchasers purchasing Securities on such date may agree (together with the Initial Closing Date, each, a “Closing Date”); provided that the final Closing Date shall be no later than December 30, 2009.  On the Closing Date, the Company shall deliver to the Purchaser the Securities purchased hereunder, registered in the name of such Purchaser or its nominee.  On or prior to the Closing Date, the Purchaser shall deliver the Purchase Price (the “Escrowed Funds”) by certified check made payable to the order of “Signature Bank, as Escrow Agent for Sino Gas International Holdings, Inc.” or by wire transfer of immediately available funds:

Wire transfers to the Escrow Agent shall be made as follows:

Wire transfers to the Escrow Agent shall be made as follows:

ABA#: 026013576

Account#: 1500984569

Re: Sino Gas International Holdings, Inc. Signature Bank as escrow agent

Attention: Eva Gayer

In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.  The Securities will be fully owned and paid for by the Purchaser as of the Closing Date.  The account with Signature Bank (the “Escrow Agent”) shall be referred to herein as the “Escrow Account” and such agreement setting forth the terms of the escrow arrangement, the “Escrow Agreement”.  Unless the minimum amount of $4,000,000 is sold by December 30, 2009 (the “Termination Date”), or by March 1, 2010 (the “Final Termination Date”) if the Termination Date has been extended by Company and the Placement Agent, the Offering shall terminate and all funds shall be returned by Escrow Agent to the Purchasers as per the terms of the Escrow Agreement.

Section 1.4       Warrant.  In addition to the Note, at the Closing, the Company will execute and deliver to each Purchaser a Warrant to purchase a number of shares of Common Stock equal to forty percent (40%) of the number of Conversion Shares into which the Notes are convertible on the Closing Date.  Such warrants shall have a three (3) year term and an exercise price equal to $0.744 per share (the “Exercise Price”).

Section 1.5       As used herein, “Trading Day” shall mean a day on which there is trading on the OTC Bulletin Board or such other market or exchange on which the Common Stock is then principally traded.

ARTICLE II

Representations and Warranties

Section 2.1      Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and the Closing Date:

(a) Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Utah and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company.  Each Subsidiary has been duly incorporated and is in good standing under the laws of its jurisdiction of incorporation.  The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under the Transaction Documents (as defined below).  “Subsidiary” or “Subsidiaries” means any Person (defined below) of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting securities.  “Person” means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

(b) Authorization; Enforcement.  (i)  The Company has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes and Warrants in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Notes and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws and (v) the Notes and the Warrants, and the Conversion Shares and Warrant Shares issuable upon the conversion and/or exercise thereof, have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

(c) Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which as of the date hereof, 26,769,313 shares are issued and outstanding and  150,000 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans and certain outstanding contracts, or securities exercisable or exchangeable for, or convertible into, shares of Common Stock and 100,000,000 shares of Preferred Stock, of which as of the date hereof 5,000,000 shares have been designated as Series B Preferred Stock of which 4,579,839 shares of Series B Preferred Stock are outstanding, 3,000,000 shares have been designated Series B-1 Preferred Stock of which 95,418 shares are outstanding and 20,000,000 shares have been designated Series A Preferred Stock, of which 0 shares are outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable.  As of the date hereof, except as disclosed in Schedule 2.1(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (“Securities Act” or “1933 Act”) (except for Section 6.2 of this Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Notes or Warrants as described in this Agreement.  The Company has furnished to the Purchasers true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.  Schedule 2.1(c) also lists all outstanding debt of the Company with sufficient detail acceptable to Purchaser.

(d) Issuance and Ownership of Securities.  Upon issuance in accordance with this Agreement and the terms of the Notes, the Warrants and the Warrants issued to Axiom Capital Management, Inc. (“Axiom” or the “Placement Agent”) as placement agent (the “Placement Agent Warrants”), the Conversion Shares and the Warrant Shares and the common shares underlying the Placement Agent Warrants, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.   The Company owns all outstanding shares of the Subsidiaries, free and clear of any liens and other encumbrances except as set forth in Schedule 2.1(d), and there are no outstanding options, warrants or other rights to purchase equity of any Subsidiary other than as set forth on Schedule 2.1(d).

(e) No Conflicts.  Except as disclosed in Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Notes and Warrants, and the Conversion Shares and Warrant Shares underlying any of the foregoing will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board or other principal securities exchange or trading market on which the Common Stock is traded or listed (“Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (i), such conflicts that would not have a Material Adverse Effect.

(f) SEC Documents.  Since the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  There are no outstanding comment letters from the SEC relating to any of the SEC Documents.

(g) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such the effect of which could reasonably be expected to result in a Material Adverse Effect (i) except as set forth in SEC Documents which were filed at least two business days before the date hereof and (ii) except as set forth in Schedule 2.1(g).

(h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or Subsequent Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(i) Employee Relations.  Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

(j) Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.1(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

(k) Compliance with Law.  The business of the Company and its Subsidiaries has been and is presently being conducted so as to comply with all applicable material foreign, federal, state and local governmental laws, rules, regulations and ordinances.

(l) Environmental Laws.  The Company and its Subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

(m) Disclosure. No representation or warranty by the Company in this Agreement, nor in any certificate, schedule, document, exhibit or other instrument delivered or to be delivered pursuant to this Agreement or otherwise in connection with the transactions contemplated by the Transaction Documents, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to in order fully and fairly to provide the information required to be provided in any such certificate, schedule, document, exhibit or other instrument.  To the knowledge of the Company and its Subsidiaries at the time of the execution of this Agreement, there is no information concerning the Company and its Subsidiaries or their respective businesses which has not heretofore been disclosed to the Purchasers (or disclosed in the Company’s filings made with the SEC under the 1934 Act) that would have a Material Adverse Effect.

(n) Title.  The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title or valid land use rights granted by relevant authorities in the People’s Republic of China to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(n) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o) Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as such insurance is available and management of the Company believes to be prudent and customary in the People’s Republic of China and in the businesses in which the Company and its Subsidiaries are engaged.  All such insurance policies are described on Schedule 2.1(o).

(p) Permits.  The Company and each of the Company’s Subsidiaries owns, holds, possesses, or lawfully uses in its business all material approvals, authorizations, certifications, franchises, licenses, permits, and similar authorities (“Permits”) that are necessary for the conduct of their business as currently conducted or the ownership and use of their assets or properties, in compliance with all Laws.  All of such material Permits are listed on Schedule 2.1(p), and true, complete and correct copies of each Permit listed on Schedule 2.1(p) have been provided to the Purchasers.  Neither the Company nor any of the Company’s Subsidiaries is in default under, or has received any notice of any claim of default in respect of, any such Permits.  To the Company’s knowledge, after due inquiry, all such Permits are renewable by their respective terms in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

(q) Foreign Corrupt Practices Act.  To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

(r) Tax Status.  The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects; except where failure to make or file such returns, reports, or declarations would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles (“GAAP”).

(s) Issuance of Conversion Shares and/or Warrant Shares.  The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Notes and/or exercise of the Warrants, as applicable, in accordance with the terms thereof, such Conversion Shares and/or Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances and the holders of such Conversion Shares and/or Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.  As of the date of this Agreement, the outstanding shares of Common Stock are currently quoted on the OTC Bulletin Board.

(t) Absence of Undisclosed Liabilities.  The Company and its Subsidiaries have no obligations or liabilities of any nature (matured, fixed or contingent) other than (i) those adequately provided for in the Company’s financial statements referenced in Section 2.1(u) and (ii) those obligations incurred in the ordinary course of business in amounts consistent with prior periods which have not had and will not have a Material Adverse Effect on the Company.

(u) Financial Statements.  Except as set forth in Schedule 2.1(u), the financial statements of the Company included in the Forms 10-K and the Forms 10-Q of the Company have been prepared from the books and records of the Company, in accordance with GAAP, and fairly present in all material respects the financial condition of the Company, as at their respective dates, and the results of its operations and cash flows for the periods covered thereby.

(v) Employee Benefit Plans; ERISA.

(i)           Schedule 2.1(v) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any Subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any Subsidiary, within the meaning of section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel.

(ii)           There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iv) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA.  There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any Subsidiary could incur any liability with respect to a Company  Plan other than in the ordinary course.  None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA.

(iii)          Neither the Company nor any Subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan.  There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan.

(iv)          Neither the Company nor any Subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors.

(v)           Except as provided for in this Agreement and in the Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any Subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (ii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

(w) Restrictions on Business Activities.  There is no judgment, order, decree, writ or injunction binding upon the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any Subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

(x) Contracts.  Schedule 2.1(x) sets forth all oral or written contracts, agreements, indentures, notes, bonds, loans, instruments, leases, commitments, or other arrangements or commitments (collectively, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which it is bound with a value in excess of $75,000, in each case, of any of the following types (collectively, the “Material Contracts”):  (i) Contracts with any current or former officer or director of the Company or any of the Company’s Subsidiaries or any other employment, non-competition, severance, consulting, or similar agreement; (ii) Contracts with any labor union or association representing any employee of the Company or any of the Company’s Subsidiaries; (iii) Contracts for the sale of any of the assets of the Company or any of the Company’s Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets; (iv) joint venture agreements; (v) Contracts containing covenants of the Company or any of the Company’s Subsidiaries not to compete in any line of business or with any person in any geographical area; (vi) Contracts relating to the acquisition by the Company or any of the Company’s Subsidiaries of any operating business or the capital stock of any other Person; (vii) Contracts relating to indebtedness; or (viii) Contracts granting any registration or similar right in respect of securities of the Company or any of the Company’s Subsidiaries.  There have been made available to the Purchasers true and complete copies of all of the Material Contracts and there are no other contracts material to the business of the Company or any of its Subsidiaries.  Except as set forth on Schedule 2.1(x), all of the Material Contracts and all other Contracts of the Company and the Company’s Subsidiaries are in full force and effect and are the legal, valid, and binding obligations of the Company and/or the Company’s Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Except as set forth on Schedule 2.1(x), neither the Company nor any of the Company’s Subsidiaries is in default in any material respect under any Material Contract or any other Contract of the Company and its Subsidiaries, nor, to the Company’s knowledge, after due inquiry, is any other party to any such Contract in default thereunder in any material respect.

Section 2.2     Representations and Warranties of the Purchaser.  The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a) Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note, the Warrant, the Conversion Shares and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. (FINRA).

(b) Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Warrant, the Conversion Shares and the Warrant Shares which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  In determining whether to enter into this Agreement and purchase the Securities, the Purchaser has relied solely on the written information supplied by Company employees in response to any written due diligence information request provided by Purchaser to the Company, and the Purchaser has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, the Securities, or any of the transactions or relationships contemplated thereby.  The Purchaser understands that its purchase of the Securities and Conversion Shares, and if applicable, the Warrant Shares involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note and the Warrant and, if applicable the Conversion Shares and the Warrant Shares.

(c) No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note, the Warrant, the Conversion Shares and Warrant Shares or the fairness or suitability of the investment in the Note, the Warrant, the Conversion Shares and Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

(d) Legends. The Company shall issue the Note and the Warrants and, if applicable, certificates for the Conversion Shares and the Warrant Shares, to the Purchaser without any legend except as described in Article VI below.  The Purchaser covenants that, in connection with any transfer of Conversion Shares or Warrant Shares by the Purchaser pursuant to the registration statement contemplated by Section 6.2 hereof, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

(e) Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(f) No Conflicts.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

(g) Investment Representation.  The Purchaser is purchasing the Securities for its own account for investment and not with a view to distribution or sale in violation of the 1933 Act or any state securities laws or rules and regulations promulgated thereunder.  The Purchaser has been advised and understands that neither the Note, nor the Warrant, nor the Conversion Shares or Warrant Shares issuable upon conversion or exercise thereof have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act and any applicable “blue sky” laws, or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(h) Rule 144.  The Purchaser understands that there is no public trading market for the Notes or Warrants, that none is expected to develop, and that the Notes and Warrant must be held indefinitely unless and until such Notes and Warrants, or if applicable, the Conversion Shares or Warrant Shares received upon conversion or exercise thereof are registered under the 1933 Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act, including the limitations on the availability thereof.

(i) Brokers.  Except with respect to the fees owed to Axiom under the PAA, the Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

(j) Reliance by the Company.  The Purchaser understands that the Note and the Warrant are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Note and the Warrant, and the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof.

ARTICLE III

Covenants

Section 3.1       Registration and Listing; Effective Registration.  Until such time as the Notes are no longer outstanding and the Warrants have expired, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act, will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.  Until such time as the Note and Warrant are no longer outstanding, the Company shall use its best efforts to continue the listing or trading of the Common Stock on the Principal Market or one of the Subsequent Markets and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Subsequent Market on which the Common Stock is listed.  The Company shall use its commercially reasonable efforts to cause the Conversion Shares and Warrant Shares to be listed on the Principal Market or one of the other Subsequent Markets and shall use its best efforts to continue such listing(s) on one of the Subsequent Markets, for so long as the Note or Warrant are outstanding.

Section 3.2       Certificates on Conversion.  Upon any conversion by the Purchaser (or then holder of the Note) of the Note pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser (or holder) within seven (7) Trading Days of the conversion date certificates for the Securities into which the Note is convertible and, if applicable, a new Note or Notes for the aggregate principal amount which the Purchaser (or holder) has not yet elected to convert but which are evidenced in part by the Notes submitted to the Company in connection with such conversion (with the denominations of such new Note(s) designated by the Purchaser or holder).

Section 3.3       Replacement Notes.  The Note held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for Note(s) with different denominations representing an equal aggregate principal amount of Note(s), as requested by the Purchaser (or such holder) upon surrendering the same at the expense of the Purchaser.

Section 3.4       Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Note, the Warrant,  and the Pledge and Guarantee Agreement, as applicable, and any other ancillary documents contemplated by such agreements, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and Warrants hereunder and the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof.

Section 3.5       Notices.  The Company agrees to provide all holders of Notes with copies of all notices and information, including without limitation, notices and proxy or information statements in connection with any meetings that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders; it being understood that the Company’s obligations under this Section 3.5 shall be limited to sending such notices and information to the address of the Purchaser listed on Schedule I attached hereto or notified to the Company from time to time pursuant to Section 9.7.

Section 3.6       Reservation of Shares; Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note and exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes, exercise of the Warrants and exercise of the Placement Agent Warrant.

Section 3.7      Best Efforts.  The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

Section 3.8       Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Notes, the Warrants, and Common Stock, in accordance with Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Notes, the Warrants, the Conversion Shares and Warrant Shares for sale to the Purchaser under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

Section 3.9       Information.  The Company agrees to send to the Purchaser for so long as the Note or Warrant are outstanding copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; it being understood that the Company’s obligations under this Section 3.9 shall be limited to sending such notices and information to the address of the Purchaser listed on Schedule I attached hereto or notified to the Company from time to time pursuant to Section 9.7.

Section 3.10     Prohibition on Net Short Positions.  From and including the date of this Agreement and for so long as the Purchaser holds any outstanding Notes, each Purchaser agrees that it will neither sell any equity security of the Company short nor direct, instruct or otherwise influence any of its affiliates, principals or advisors to sell any such equity securities short.

Section 3.11    Material Changes.  On or before the Closing Date, the Company shall forthwith notify the Purchasers of any material change affecting any of its representations, warranties, undertakings and indemnity at any time prior to payment being made to the Company on the Closing Date.

Section 3.12     Prohibition on Certain Actions.   The Company shall not, between the date hereof and the Closing Date (both dates inclusive), take any action or decision which (had the Note already been issued) would result in an adjustment of the Conversion Price.

Section 3.13     Senior Status of Notes.   The obligations of the Company under the Notes shall rank senior to all other debt of the Company and its Subsidiaries, whether now or hereinafter existing. Beginning on the date of this Agreement and for so long as any Notes remain outstanding, neither the Company nor any Subsidiary of the Company shall, without the prior written consent of Purchasers holding a majority of the aggregate outstanding Principal Amount of the Notes, which consent shall not unreasonably withheld, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Notes in order of payment, other than (i) trade payables incurred in the ordinary course of business, (ii) debt incurred pursuant to the Offering described herein; (iii) the bank debt described on Schedule 3.13 hereof, or (iv) indebtedness incurred by the Company and its Subsidiaries for working capital purposes; provided, that, in no event shall the total debt incurred by the Company pursuant this Section 3.13 (including the Notes) exceed five and one-half (5.5) times the Company’s twelve months trailing EBITDA (earnings before interest, taxes, depreciation and amortization).

Section 3.14     Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder substantially as set forth in Schedule 3.15 and not for the satisfaction of any portion of the Company’s debt or to redeem any Common Stock or Common Stock Equivalents.

Section 3.15     Common Stock Issuances. Except for the contemplated issuances of Common Stock set forth in Schedule 2.1(c), the Company shall not, during the period that any Note remains outstanding, issue additional shares of Common Stock or securities exercisable or convertible into Common Stock (“Common Stock Equivalents”).

ARTICLE IV

Other Agreements

Section 4.1       Participation in Future Financings.  For so long as at least $1,000,000 aggregate principal amount of the Notes remains outstanding, the Purchasers shall be notified at least ten (10) days prior to any proposed equity financing (including any proposed issuance of convertible debt securities) by the Company and will be given a ten (10) day option to participate in such proposed financing, on the same terms as the other proposed investors. In addition, the Company shall provide the Purchasers with the opportunity to purchase a minimum of thirty percent (30%) of the securities sold in such proposed financing.

Section 4.2       Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Conversion Shares or Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon delivery of a conversion or exercise notice (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction relating to the Conversion Shares or Warrant Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Conversion Shares and Warrant Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed.  Nothing in this Article IV shall affect in any way any Purchaser’s obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares or Warrant Shares.  The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legends except as contemplated by Article VI.

Section 4.3       Funding of Post-Closing Expenditures.  The Company agrees that it will maintain a bank account in the United States to hold at least $500,000 of the proceeds from the Offering, for a period of two years following the Closing Date, solely for the purpose of funding the expenditures set forth on Schedule 4.3.

Section 4.4      Management Lock-Up.  On or prior to the Initial Closing Date, the Company will cause Yuchuan Liu to deliver “lock-up” letters substantially in the form of Exhibit C (the “Management Lock-up Agreements”) pursuant to which such persons will agree not to sell any shares of common stock of the Company until the earlier of (i) the second anniversary of the Initial Closing date, or (ii) one hundred eighty (180) days following the date on which the Company’s listing on a Major Stock Exchange (as defined below) becomes effective.

Section 4.5       Board Representation. For so long as any Notes are outstanding, the Purchasers shall have the right to designate one member of the Company’s Board of Directors (the “Noteholder Designee”) and the Company agrees to appoint such Noteholder Designee to its Board of Directors and submit the name of such Noteholder Designee for election in connection with any election of directors of the Company..   The Company agrees that it will not increase the size of its Board of Directors beyond seven members for as long as the Notes are outstanding with the consent of the holders of a majority of the outstanding Notes. In addition, for so long as any Notes are outstanding, Purchasers representing a majority of the outstanding  principal of the Notes shall have the right to appoint one observer to participate (in person or electronically) in each meeting of the Company’s Board of Directors.  The Company covenants and agrees that following the Initial Closing Date it shall use its best efforts to cause a majority of the members of the Board of Directors to be “independent directors” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2) unless compliance with a different definition shall be required by the Major Stock Exchange on the which the Common Stock is then listed.

Section 4.6       Trading Migration and Reverse Stock Split.  The Company covenants and agrees to use its commercially reasonable efforts to complete a reverse split (the “Reverse Split”) of its Common Stock within 360 days of the Initial Closing Date sufficient to meet the minimum share price requirements of a Major Stock Exchange (defined below) and file for a listing of the Common Stock thereon as soon as practicable following the consummation of the Reverse Split.  For purposes of this Section 4.6, “Major Stock Exchange” shall mean the NASDAQ Capital Market, the New York Stock Exchange, or the NYSE Amex Equities.

Section 4.7       Purchase of Notes by Management.   The members of the Company’s management team shall collectively purchase an aggregate principal amount of Notes equal to at least 3% of the total aggregate principal amount of Notes sold hereunder through the final Closing Date (the “Management Notes”).  The Conversion Shares underlying such Management Notes shall not be subject to the restrictions provided for in the Management Lock-up Agreements.

ARTICLE V

Conditions to Closings

Section 5.1       Conditions Precedent to the Obligation of the Company to Sell.  The obligation hereunder of the Company to issue and/or sell the Securities to the Purchaser at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the applicable conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

(b) Performance by the Purchaser.  The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including full payment of the Purchase Price to the Company as provided herein.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Note, or the Warrant.

Section 5.2        Conditions Precedent to the Obligation of the Purchaser to Purchase.  The obligation hereunder of the Purchaser to acquire and pay for the Securities at the applicable Closing is subject to the satisfaction, at or before the applicable Closing, of each of the Company’s agreements contained herein required to be performed on or prior to the Closing Date as well as the applicable conditions set forth below.  These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time.

(a) Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

(b) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Notes or the Warrant.  The Principal Market shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

(c) Legal Opinions.  At the Closing, the Purchasers shall have received an opinion of U.S. counsel to the Company substantially in the form attached hereto as Exhibit D-1 and an opinion of counsel to the Company and each Subsidiary issued by a law firm authorized to practice in the People’s Republic of China in the form attached hereto as Exhibit D-2.

(d) Officer’s Certificates.  The Company shall have delivered to the Purchasers a certificate in form and substance satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

(e) Personal Guaranty. A personal guaranty of the indebtedness evidenced by the Notes shall have been granted by the Company’s Chief Executive Officer pursuant to a Guaranty (the “Guaranty”) in substantially the form attached hereto as Exhibit E.

(f) Pledge Agreement. A security interest in certain shares of a Subsidiary of the Company (and proceeds thereof) pursuant to a Pledge Agreement (the “Pledge Agreement”) substantially in the form attached hereto as Exhibit F.

(g) Warrants.  The Company shall have executed and delivered the Warrants to the Purchasers in substantially the form attached hereto as Exhibit B.

(h) No Material Adverse Change.  There shall not have occurred any event prior to the Closing which, singly or taken together with any other event, could reasonably be expected to have a Material Adverse Effect.

(i) Investment by Management.   On or prior to the final Closing, the members of the management team shall have collectively purchased an aggregate principal amount of Notes equal to at least 3% of the Notes sold through the final Closing Date up to a maximum of $300,000; provided, that, Management shall have invested at least $100,000 in the Initial Closing.

(j) Voting Agreement.  The holders of a majority of the outstanding Common Stock on the Initial Closing Date shall have delivered a voting agreement (the “Voting Agreement”) in substantially the form attached hereto as Exhibit F containing their agreement to vote for the Noteholder Designee at any election of directors of the Company.

(k) Minimum Closing and Maximum Offering.  On the Initial Closing Date, Securities with a minimum aggregate Purchase Price of $5,000,000 shall be issued. The Initial Closing Date shall occur no later than December 30, 2009. The maximum aggregate Purchase Price for all Securities issued hereunder shall not exceed $10,000,000 (subject to a twenty percent (20%) overallotment in the Company’s sole discretion).

This Agreement, the Notes, the Warrants, the Guaranty, the Pledge Agreement, the Voting Agreement, and the Management Lock-Up Agreements are sometimes referred to herein collectively as the “Transaction Documents”.

ARTICLE VI

Legend and Stock; Registration Rights

Section 6.1       Legends.   Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name each Purchaser or its designees and in such denominations to be specified by such Purchasers prior to (or from time to time subsequent to) Closing.  The Securities and any certificate representing Conversion Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Conversion Shares or Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

These Securities Have Not Been Registered For Offer or Sale Under The Securities Act Of 1933, As Amended, Or Any State securities laws.  They May Not Be Sold Or Offered For Sale Except Pursuant To An Effective Registration Statement Under Said Act And Any Applicable State Securities Law Or An Applicable Exemption From Such Registration Requirements.

The Company agrees to reissue the Notes and any Conversion Shares and Warrant Shares without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of such Notes, Conversion Shares and Warrant Shares issuable upon conversion or exercise of the foregoing pursuant to Rule 144(b)(i) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

Prior to the Registration Statement (as defined below) being declared effective, any Warrant Shares issued pursuant to exercise of the Warrant shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from such shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such shares pursuant to Rule 144(b) under the 1933 Act, or the holder is permitted to dispose of such shares pursuant to Rule 144(b)(i) under the 1933 Act, (ii) such shares are registered for resale under the 1933 Act, or (iii) such shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act.  Upon such Registration Statement becoming effective, the Company agrees to promptly issue new certificates representing such shares without such legend.  Any Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop transfer orders.  Notwithstanding the removal of such legend, the Purchasers agree to sell the Conversion Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Purchasers by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

Section 6.2       Registration Rights.

(a)  ”Piggy-Back” Registration.

(i)       If at any time after the date hereof until the first anniversary of the Initial Closing Date, the Company shall file a registration statement on Form S-1 or Form S-3 (or any similar or successor forms promulgated by the Commission) pursuant to an offering of the Company’s Common Stock or Common Stock Equivalents, except for an underwritten public offering in which case the inclusion of Registrable Securities shall be subject to the consent and allocation of the underwriter, the Company shall include the Conversion Shares and the Warrant Shares (the “Registrable Securities”) in such registration statement (the “Registration Statement”); provided that the amount of Registrable Securities shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Conversion Shares and the Warrant Shares which may be included in a single registration statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act; provided, however, that such piggy-back rights shall not apply to the registration statement on Form S-1 (File No. 333-147998) and any amendments thereto.

 (ii)      the Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, and the Company’s counsel and accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws;

 (iii)     the Company shall have the right to delay, including, without limitation, by delaying the filing or effectiveness of the Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the reasonable opinion of the Company in the best interest of the Company and, as applicable, suspend sales of Registrable Securities under an effective registration statement or suspend trading of its securities on any exchange; and

 (iv)     the Company will use commercially reasonable efforts to cause the Registration Statement with respect to the Purchasers to remain continuously effective for a period (the “Effectiveness Period”) that will terminate, with respect to the Purchasers, upon the earlier of (x) the date on which all the Registrable Securities covered by the Registration Statement have been sold or (y) the date on which all the Registrable Securities covered by the Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(b), as determined by reputable United States securities counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Purchasers, and will advise the Purchasers when the Effectiveness Period has expired with respect to the Purchasers.

(b)     Purchaser Information. Each Purchaser shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with the Registration Statement as the Company may reasonably request and (C) immediately discontinue disposition of Registrable Securities pursuant to any registration statement upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the Commission, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Purchaser’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(c)       Indemnification.

  (i)        In the event any Registrable Securities are included in the Registration Statement under this Section 6.2, to the extent permitted by law, the Company will indemnify and hold harmless the each of the Purchasers (including their officers, directors, members and partners), any underwriter (as defined in the Securities Act) for the Purchasers and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act (each a “Purchaser Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (“Claims”), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Purchaser Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 6.2(c)(i) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Purchaser Indemnified Person for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Purchaser Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

(ii)       In the event any Registrable Securities are included in the Registration Statement under this Section 6.2, to the extent permitted by law, each Purchaser shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.2(c)(i), the Company, each of its directors, each of its officers who signs the registration statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, a “Company Indemnified Person”), against any Claim, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Purchaser expressly for use in the Registration Statement; and, subject to Section 6.2(c)(iii), such Purchaser will reimburse any legal or other expenses reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2(c)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the indemnifying Purchaser, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

(iii)      Promptly after receipt by a Purchaser Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) under this Section 6.2 of notice of a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6.2, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall, by giving at written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Claim, have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of any Company Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the holders holding at least a majority in interest of the Registrable Securities included in the registration statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and general release from all liability in respect to such Claim or litigation, and such settlement (a) shall provide for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) shall not include any finding or admission as to fault on the part of the Indemnified Person and (c) shall have no effect on any other claims that may be made against the Indemnified Party.

Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6.2, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

ARTICLE VII

Termination

Section 7.1       Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

ARTICLE VIII

Indemnification

Section 8.1       Company Indemnification.  In consideration of the Purchasers’ execution and delivery of the this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their respective partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Purchaser Indemnitee arising out of such Purchaser Indemnitee’s gross negligence or willful misconduct.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

Section 8.2       Purchaser Indemnification.  In consideration of the Company’s execution and delivery of this Agreement and issuing the Securities hereunder and in addition to all of the Purchaser’s other obligations under the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its partners, officers, directors, employees, members and direct and indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee relating to violations of the 1933 Act, as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby.  Notwithstanding the foregoing, Company Indemnified Liabilities shall not include any liability of any Company Indemnitee arising out of such Company Indemnitee’s gross negligence or willful misconduct and the Purchaser shall only be required to make indemnification to the extent of the aggregate dollar amount of the Notes purchased by it. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

ARTICLE IX

Governing Law; Miscellaneous

Section 9.1      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions.  Any legal action or proceeding arising out of or relating to this Agreement and/or the Transaction Documents may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding.  Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the Transaction Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

Section 9.2       Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

Section 9.3       Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 9.4      Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 9.5       Costs and Expenses.  All reasonable out-of-pocket costs and expenses incurred by Axiom and the Purchasers with respect to this Agreement and the Offering shall be paid by the Company at the Closing including, without limitation, legal fees and expenses of up to $60,000.  The Company shall also be responsible for the payment of Axiom’s and the Purchasers’ reasonable post-Closing expenses incurred in connection with the transactions contemplated by this Agreement.  Such post-Closing expenses shall be paid promptly after Axiom issues a request in writing but in no event later than two (2) business days following such request.

Section 9.6       Entire Agreement; Amendments; Waivers.

(a)           This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(b)           The Purchasers may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchasers may specify in such notice) any of Purchasers’ rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchasers in accordance with its terms; provided, however, that the voluntary waiver contemplated by this sentence may not reduce the Purchasers’ obligations to the Company under the Transaction Documents.

Section 9.7      Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sino Gas International Holdings, Inc.
No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China
Fax: (86-10) 8260-0042
Attention:  Yuchuan Liu, Chairman and CEO

With a copy to:

Jiannan Zhang
Cadwalader, Wickersham & Taft LLP
2301 China Central Place Tower 2
No. 79 Jianguo Road, Beijing 100025, China
Fax: (86-10) 6599-7300

If to the Purchasers, to the addresses listed on Schedule I hereto:

With a copy to:

Axiom Capital Management, Inc.
780 Third Avenue, 43rd floor
New York, NY 10017-2024
Fax: (212) 521-3888
Attention: Mark D. Martino, President

With a copy to:

Wollmuth Maher & Deutsch LLP
500 Fifth Avenue
New York, NY 10110
Fax: (212) 382-0050
Attention: Gerald Coviello, Esq.

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an internationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 9.8       Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below).  The Purchaser may assign some or all of its rights hereunder to any assignee of the Note, the Warrants, the Conversion Shares, or Warrant Shares (in each case, a “Permitted Assignee”); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 9.9       No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.10      Survival. The representations, warranties, rights to indemnification and agreements of the Company and the Purchaser contained in the Agreement shall survive the delivery of the Notes.

Section 9.11     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.12     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 9.13     Remedies.  The Purchasers and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Pledge Agreement and the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person having any rights under any provision of any such Transaction Document shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision thereof and to exercise all other rights granted by law.  The Purchasers and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

Section 9.14     Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser hereunder or under the Note or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.15     Days.  Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.

Section 9.16     Placement Agent.  Other than the engagement of Axiom by the Company, the Purchaser and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Securities, and the Company and Purchasers shall indemnify and hold the other harmless against any liability, loss, or expense (including without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising from any breach of said warranty.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

SINO GAS INTERNATIONAL HOLDINGS, INC. By:_______________________________ Name: Title:

PURCHASER By:_______________________________ Name: Title: